                                                                   EXHIBIT 23(a)

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Amendment No. 1 to Registration Statement No. 333-92082 of Sears Roebuck Acceptance Corp. and Sears, Roebuck & Co. on Form S-3 of our report dated January 17, 2002, appearing in the Annual Report on Form 10-K of Sears Roebuck Acceptance Corp. for the year ended December 29, 2001 and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.

/s/ Deloitte & Touche LLP


Philadelphia, Pennsylvania
July 30, 2002